As filed with the Securities and Exchange Commission on November 12, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Monopar Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction ofincorporation or organization)	32-0463781 (I.R.S. EmployerIdentification No.)

1000 Skokie Blvd., Suite 350
Wilmette, IL 60091
(Address of principal executive offices) (Zip Code)

Monopar Therapeutics Inc. 2016 Stock Incentive Plan
(Full title of the plans)

Chandler Robinson, MD
Chief Executive Officer
1000 Skokie Blvd., Suite 350
Wilmette, IL 60091
(Name and Address of agent for service)

(847) 388-0349
 (Telephone number, including area code, of agent for service)

With a copy to:

Robert Rupp, Esq.
John J. Harrington
Baker & Hostetler LLP
200 Civic Center Drive, Suite 1200
Columbus, OH 43215
(614) 228-1541

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐
	Smaller Reporting Company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,500,000(2)	$4.435	$6,652,500(3)	$726

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock (“Common Stock”) of Monopar Therapeutics Inc. (the “Registrant”) that become issuable under the Registrant’s 2016 Stock Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)
Represents shares of Common Stock reserved for future grant under the Plan.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Capital Market as of a date (November 6, 2020) within five business days prior to filing this Registration Statement.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Monopar Therapeutics Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 1,500,000 additional shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), under the 2016 Stock Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2020 (Registration No. 333-235790).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

●
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020;

●
The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

●
 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

●
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020; and

●
The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 7, 2020, January 13, 2020, June 15, 2020, June 16, 2020, to the extent the information in such reports is filed and not furnished.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
5.1	Opinion of Legal Counsel
10.1	Monopar Therapeutics Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s DEF14A Proxy Statement (file number 001-39070), filed with the SEC on April 29, 2020)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmette, Illinois, on the 12th day of November, 2020.

MONOPAR THERAPEUTICS INC.

By:	/s/ Chandler D. Robinson
Chandler D. Robinson
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chandler D. Robinson, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signatures	Title	Date
/s/ Chandler D. Robinson		November 12, 2020
Chandler D. Robinson	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Kim R. Tsuchimoto		November 12, 2020
Kim R. Tsuchimoto	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Andrew P. Mazar		November 12, 2020
Andrew P. Mazar	Chief Scientific Officer and Director
/s/ Christopher M. Starr		November 12, 2020
Christopher M. Starr	Executive Chairman of the Board and Director
/s/ Raymond W. Anderson		November 12, 2020
Raymond W. Anderson	Director
/s/ Michael J. Brown		November 12, 2020
Michael J. Brown	Director
/s/ Arthur J. Klausner		November 12, 2020
Arthur J. Klausner	Director

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Legal Counsel
10.1	Monopar Therapeutics Inc. 2016 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s DEF14A Proxy Statement (file number 001-39070), filed with the SEC on April 29, 2020)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)